Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2024 relating to the financial statements of Virtus Investment Partners, Inc. and the effectiveness of Virtus Investment Partners, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Virtus Investment Partners, Inc. for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
June 7, 2024